                                                                    EXHIBIT 10.1

                           BELDEN & BLAKE CORPORATION

                                 RETENTION PLAN

                               ARTICLE I. PURPOSE

The Corporation and the Company believe that [I] reasonable steps should be taken to promote a stable management team during the crucial (and often tumultuous) period preceding and immediately following a Change in Control and [II] subject to the terms of this Plan, these objectives can best be met by providing key managers with the retention incentives described in this Plan.

                             ARTICLE II. DEFINITIONS

Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates otherwise. Also, the form of any term will include all of its other forms. Other words and phrases also may be defined in the Plan text.

SECTION 2.1 BASE SALARY. The term "Base Salary" shall mean, with respect to each Participant, the highest monthly rate of base compensation of such Participant in effect at any time during the Retention Period. "Base Salary" shall include any portion of the Participant's annual base compensation the receipt of which the Participant has elected to defer.

SECTION 2.2 BOARD. The term "Board" shall mean the board of directors of the Corporation.

SECTION 2.3 CAUSE. The term "Cause" shall mean that, during the Retention Period, the Participant shall have committed:

           (i) (a) an intentional act of fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment, before a Change in Control, with the Company or, after a Change in Control, the Change Entity;

                     (b) intentional wrongful damage to property of, before a Change in Control, the Company or, after a Change in Control, the Change Entity; or

                     (c) intentional wrongful disclosure of secret processes or confidential information of, before a Change in Control, the Company or, after a Change in Control, the Change Entity; and

           (ii) any such act shall have been materially harmful to the Company.

For purposes of the Plan, no act or failure to act on the part of the Participant shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest, before a Change in Control, of the Company or, after a Change in Control, of the Change Entity. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three quarters of the Board (or, after a Change in Control, the board of the Change Entity) then in office at a meeting of the Board (or, after a Change in Control, the board of the Change Entity) called and held for such purpose, after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel (if the Participant chooses to have counsel present at such meeting), to be heard before the Board (or, after a Change in Control, the board of the Change Entity), finding that, in the good faith opinion of the Board (or, after a Change in Control, the board of the Change Entity), the Participant had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Participant or his beneficiaries to contest the validity or propriety of any such determination.

SECTION 2.4 CHANGE ENTITY. The term "Change Entity" shall mean one or more related or unrelated corporations or unincorporated entities that, alone or in the aggregate and whether or not acting conjointly, engage in a transaction or series of transactions that constitute a Change in Control.

SECTION 2.5 CHANGE IN CONTROL. The term "Change in Control" shall mean the earliest of any of the following that occurs or begins during the Effective
Period:

           (i) Prior to the occurrence of an underwritten public offering of the Company's equity securities:

                     (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (each, a "Person"), other than a Permitted Holder, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of fifty percent (50%) or more of either the Corporation's then outstanding shares of common stock ("Outstanding Common Stock") or the combined voting power of the Corporation's then outstanding Voting Stock;

                     (b) consummation of a complete liquidation or dissolution of the Corporation; or

                     (c) consummation by the Corporation of a merger, consolidation or other reorganization of the Corporation with any other Person, other than:

                               (1) a merger, consolidation or other
                               reorganization that would result in the Voting Stock of the Corporation outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any person, by tender or exchange offer or otherwise, of Voting Stock representing fifty percent (50%) or more of the combined voting power of all securities of the Corporation, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than fifty percent (50%) of the combined voting power of the Voting Stock of the Corporation or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation); or

                               (2) a merger, consolidation or other
                               reorganization effected to implement a
                               recapitalization or reincorporation of the
                               Corporation (or similar transaction) that does not result in a change in beneficial ownership of more than fifty percent (50%) of the Voting Stock of the Corporation or its successor.

           (ii) The consummation of an underwritten public offering after which the Permitted Holders have less than thirty percent (30%) of either the combined Outstanding Common Stock or the combined voting power of the Voting Stock of the Corporation; or

           (iii) Following the occurrence of an underwritten public offering of the Corporation's equity securities:

                     (a) the acquisition in one or more transactions by any Person, other than a Permitted Holder, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of greater than thirty percent (30%) of the Outstanding Common Stock or the Corporation's Voting Stock; or

                     (b) Permitted Holders or Persons who were beneficial owners of the Outstanding Common Stock and the Corporation's Voting Stock, respectively, immediately before the consummation of a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Corporation, own less than thirty percent (30%) of the Outstanding Common Stock and the Corporation's Voting Stock immediately after such transaction.

                     (c) individuals who are members of the Board of the Corporation as of the Effective Date of this Plan (the "Incumbent Directors") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose appointment to the Board or nomination for election by the Corporation was approved by a vote of at least a majority of the Incumbent Directors then in office (unless such appointment or election was at the request of an unrelated third party who has taken steps reasonably calculated to result in a Change in Control as described in paragraphs (a) or (b) above and who has indicated publicly an intent to seek control of the Corporation) shall be treated from the date of his or her appointment or election as an Incumbent Director; or

                     (d) consummation of a complete liquidation or dissolution of the Corporation.

For purposes of this Plan, "Permitted Holders" means (i) TPG Partners II, L.P., TPG Parallel II, L.P. and TPG Investors II, L.P. (the "Investors"), (ii) any investment partnership or fund management by the principals of TPG II, (iii) any partners of the Investors, (iv) members of the immediate family of the persons described in (iii) and trusts for the benefit of members of their immediate family, (iv) the respective affiliates (within the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended) of Persons described in this Section 2.5, and (v) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Corporation's equity securities.

SECTION 2.6 CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 2.7 COMMITTEE. The term "Committee" shall mean the Compensation Committee of the Board.

SECTION 2.8 COMPANY. The term "Company" shall mean the Corporation and its Subsidiaries.

SECTION 2.09 CORPORATION. The term "Corporation" shall mean the Belden & Blake Corporation, an Ohio corporation, and any Successor. For purposes of this Plan, any action to be undertaken hereunder by the Corporation may be undertaken only by the Board or any individual or individuals to whom the Board delegates the responsibility for such action.

SECTION 2.10 DISABILITY. The term "Disability" shall mean a condition that (i) arose during or before the beginning of the Retention Period and (ii) entitles the affected Participant to a disability benefit under the Corporation's long-term disability program in effect at any time during the Retention Period.

SECTION 2.11 EFFECTIVE DATE. The term "Effective Date" shall mean September 5, 2003.

SECTION 2.12 EFFECTIVE PERIOD. The term "Effective Period" shall mean the period beginning on the Effective Date and ending on the Expiration Date.

SECTION 2.13 EXPIRATION DATE. The term "Expiration Date" means December 31,
2006.

SECTION 2.14 PARTICIPANT. The term "Participant" shall mean each person the Corporation designates as eligible to receive a Retention Bonus.

SECTION 2.15 PLAN. The term "Plan" shall mean Belden & Blake Corporation Retention Plan.

SECTION 2.16 RETENTION BONUS. The term "Retention Bonus" shall mean the amount payable as set forth in Sections 3.2 and 3.3.

SECTION 2.17 RETENTION PERIOD. The term "Retention Period" shall mean the period beginning 183 consecutive calendar days before a Change in Control and ending 183 consecutive calendar days after a Change in Control.

SECTION 2.18 RETIREMENT. The term "Retirement" shall mean a Severance on or after a Participant's 62nd birthday.

SECTION 2.19 SEVERANCE. The term "Severance" means, at any time during the Retention Period, a termination of the employment relationship between a Participant and the Company

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(for any reason other than a direct transfer of the employment relationship between the Company and the Change Entity on account of the Change in Control) or a termination of the employment relationship between a Participant and the Change Entity after a Change in Control. However, a Participant will not be deemed to have Severed if, at any time during the Retention Period, (i) his or her employment relationship is transferred between the Corporation or the Change Entity and any Subsidiary or (ii) he or she is absent from active employment because of vacation, illness (other than Disability) or a leave of absence approved by his or her employer or protected by law.

SECTION 2.20 SUBSIDIARY. The term "Subsidiary" shall mean (i) an entity in which, before or after the Change in Control, the Corporation directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock or (ii) an entity which, after the Change in Control, is related through common control with the Change Entity.

SECTION 2.21 SUCCESSOR. The term "Successor" shall mean another corporation or unincorporated entity or group of corporations or unincorporated entities (whether or not also a Change Entity) that acquires ownership, directly or indirectly, of all or substantially all of the assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise.

SECTION 2.22 TRUST. The term "Trust" shall mean the trust created under a separate trust agreement between the Company and the Trustee.

SECTION 2.23 TRUSTEE. The term "Trustee" shall mean the institution or individual that has agreed to serve as trustee of the fund created under Section 3.7.

SECTION 2.24 VOTING STOCK. The term "Voting Stock" shall mean securities entitled to vote generally in the election of the Board.

                          ARTICLE III. RETENTION BONUS

SECTION 3.1  ELIGIBILITY.

           (i) A Participant will receive a Retention Bonus under the Plan if:

                     (a) he or she does not Sever at any time during the Retention Period;

                     (b) he or she Severs because of death, Disability or Retirement at any time during the Retention Period; or

                     (c) within the Retention Period:

                               (1) the Participant is Severed by the Company, the Corporation or the Change Entity other than for Cause; or

                               (2) during the Retention Period, the Participant Severs voluntarily following the occurrence of any of the following events:

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                                          (I) a reduction in the Participant's
                                          Base Salary or a material reduction or
                                          termination of medical benefit
                                          coverage to which the Participant or
                                          his dependents were entitled during
                                          the Retention Period, other than a
                                          nondiscriminatory reduction or
                                          termination of medical benefits that
                                          is uniformly applied to all employees
                                          of similar status; or

                                          (II) a change in the Participant's
                                          principal location of work to any
                                          location which is in excess of 40
                                          miles from the location thereof
                                          immediately prior to the beginning of
                                          the Retention Period and to which the
                                          Participant does not agree in writing;
                                          or

                                          (III) a substantial and adverse change
                                          in the Participant's status or
                                          position as an employee of the
                                          Company, the Corporation or the Change
                                          Entity (when compared to his or her
                                          status or position immediately before
                                          the beginning of the Retention
                                          Period), or a substantial reduction in
                                          the duties and responsibilities
                                          exercised by the Participant
                                          immediately before the beginning of
                                          the Retention Period, except in
                                          connection with the Participant's
                                          Severance for Cause, Disability or
                                          death.

           (ii) Notwithstanding the provisions of Section 3.1(i), a Participant will not be eligible to receive a Retention Bonus if (a) the Participant's employment is Severed for Cause at any time during the Retention Period, or (b) the Participant is not an employee of the Company on the first day of the Retention Period.

SECTION 3.2 BONUS POOL. Coincident with a Change in Control, the Corporation will transfer to the trust described in Section 3.7 the Bonus Pool. The amount of the Bonus Pool will be established by applying the appropriate formula from the following table:

If the Change  Proceeds Less Transaction      Then, When the Bonus Pool is Stated as "X", the Formula
Costs is . . .                                for Determining Bonus Pool, is . . .

Less than $25,000,000                         $00.00

At least $25,000,000 but less than            X EQUALS (CHANGE PROCEEDS MINUS TRANSACTION COSTS MINUS
$50,000,000                                   $25,000,000) MULTIPLIED BY .02.

At least $50,000,000 but less than            X EQUALS  THE SUM OF (a) $500,000 PLUS (b) Y WHEN Y EQUALS
$80,000,000                                   (CHANGE PROCEEDS MINUS TRANSACTION COSTS MINUS $50,000,000)
                                              MULTIPLIED BY .03.

At least $80,000,000 but less than            X EQUALS  THE SUM OF (a) $1,400,000 PLUS (b) Y, WHEN Y EQUALS
$200,000,000                                  (CHANGE PROCEEDS MINUS TRANSACTION COSTS MINUS $80,000,000)
                                              MULTIPLIED .04.

ABOVE $200,000,000                            $6,200,000.

           (i) For these purposes of applying this formula:

                     (a) the "Change Proceeds" will be the sum of:

                               (1) the amount of cash received in connection with the Change in Control; plus

                               (2) the fair market value of all securities and other property received (other than indebtedness assumed by the Change Entity) in connection with the Change in Control; plus

                               (3) the fair market value of any of the
                               Corporation's assets (including cash)
                               distributed, sold or transferred to any party with or without consideration (including the Company and the Corporation but excluding the Change Entity) if that distribution, sale or transfer is undertaken in anticipation of or as a direct result of the Change in Control (including a liquidation of the Corporation).

                     (b) "Fair market value" will mean:

                               (1) in the case of securities that are traded on an exchange (including the NASDAQ National Market System), the reported "closing price" on the date of the Change in Control, assuming it is a trading date; otherwise on the next trading day or, in the case of securities traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the date of the Change in Control assuming it is a trading day; otherwise on the next trading day.

                               (2) in the case either of securities or other property that are not traded on an exchange, the value determined in good faith by the Board but in no event less than the greater of (I) any appraised value of that property utilized by the parties to the Change in Control to establish the value of the appraised property or (II) the value of that property disclosed, directly or indirectly, separately or as a component of other assets affected by the Change in Control, to the Corporation's shareholders in connection with the Change in Control.

                     (c) "Transaction costs" will mean only those costs which are (1) incurred by the Corporation and/or the Company (but not the Change Entity) that are directly associated with consummating the Change in Control but not including any costs or liabilities incurred as a consequence of the Change in Control; and (2) deducted from the Change Proceeds prior to distributions to the shareholders of the Corporation. Costs that are directly associated with consummating the Change in Control include, but are not limited to, fees for financial advisors, fees due under the Transaction Advisory Agreement with TPG, investment bankers, accountants and attorneys for services directly related to the transaction. Costs that are incurred as a consequence of the Change in Control include, but are not limited to, payments made under employment agreements, change of control, severance or similar agreements or plans, including payments made under this plan, payments made to redeem senior subordinated notes subject to put or call provisions, or payments for early termination of credit agreements.

                     (d) In the event of a complete disposition by the shareholders, it is the intention that the Bonus Pool will be determined based on the aggregate value that is received by the stockholders and stock option holders, after Transaction Costs in exchange for all of their stock or options. In the event of a disposition of less than all of the stock and options, the Change Proceeds will be the aggregate value as determined above.

                     (e) Examples demonstrating the application of this section are presented in the attached Exhibit 3.2.

SECTION 3.3 ALLOCATION OF BONUS POOL/FORFEITURES/PRORATION. The Bonus Pool will be allocated among Participants as provided on Exhibits separately prepared for each Participant, as in effect on the beginning of the Retention Period. If a Participant does not meet the eligibility requirements described in Section 3.1, his or her Retention Bonus will be irrevocably forfeited. A Participant who Retires, dies or becomes Disabled at any time during the Retention Period will receive a full Retention Bonus.

Any amounts not allocated to Participants, including amounts forfeited but not reallocated ("Unallocated Amount"), shall be allocated among and paid to those shareholders and stock option holders that held stock or options immediately prior to the Change in Control ("Holder"). This allocation will be done by multiplying the Unallocated Amount by each Holder's "Interest" and dividing that amount by the sum of all Holder's Interests. For purposes of this allocation, the "Interest" of each Holder will be the sum of (i) the number of shares of the Corporation's stock he or she owned immediately prior to the Change in Control and (ii) the number of options the Holder held immediately prior to the Change in Control.

SECTION 3.4 LIMITATION AND INDEMNIFICATION.

           (i) If any Participant is a "disqualified individual," as defined in
           Section 280G(c) of the Code, and the present value of any payments under this Plan is an "excess parachute payment" as defined in
           Section 280G(b) of the Code, when combined with the present value of any other payments attributable to the same Change in Control (or other change in control with which it is required to be aggregated), including the present value of any payments under any change in control agreement ("Change Agreement") between the Corporation and the Participant, that also are "parachute payments" with respect to the same Change in Control (or other change in control with which it is required to be aggregated), the Corporation will:

                     (a) apply the procedures prescribed in Section 3.3 of the Participant's Change Agreement (The Belden & Blake Corporation 1999 Change in Control Protection Plan for Key Employees, dated August 12, 1999, including amendments thereto) but wholly without regard to the Retention Bonus; and

                     (b) aggregate the parachute payments generated under the Change Agreement and the Retention Bonus to produce the Participant's Combined Parachute Payment; and

                     (c) ascertain if the Participant's after-tax Combined Parachute Payment would be greater by (1) reducing (but not below zero) the Combined Parachute Payment to the amount necessary to avoid application of the excise taxes described in Section 4999 of the Code ("Reduced Parachute Payment") or (2) by distributing the full Combined Parachute Payment and (3) distribute the larger of these amounts.

                     (d) If the Reduced Parachute Payment produces a larger after-tax amount than the full Combined Parachute Payment, the Participant may designate how the reduction is to be allocated between the Retention Bonus and the amounts otherwise payable under the Change Agreement.

SECTION 3.5 MITIGATION. A Participant shall not be required to mitigate the amount of any payments under this Plan by seeking other employment or otherwise.

SECTION 3.6 TIMING OF PAYMENT. Except as provided in Section 3.7, each Participant's Reduced or Combined Parachute Payment, whichever is applicable, shall not be made from any benefit plan funds, and shall constitute an unfunded unsecured obligation of the Company. Each Participant's Reduced or Combined Parachute Payment, whichever is applicable, (net of any income, excise or employment taxes which are required to be withheld from such payment) shall be paid in a lump sum on the last day of the Retention Period if the Participant has met the eligibility criteria described in Section 3.1, unless the Participant (i) was terminated without Cause (ii) died or (iii) Retired during the Retention Period, in which case the payment will be made on or before the later of (iv) ten (10) days after the Change of Control or (v) ten (10) days after the date of termination, with no reduction to reflect the acceleration of payment.

SECTION 3.7 TRUST. As soon as practical after the Effective Date, the Corporation will establish a trust arrangement through which payments under this Plan will be made, although the Trust will not be funded until occurrence of a Change in Control.

       ARTICLE IV. SUCCESSORS, ASSIGNMENT, REMEDIES AND WITHHOLDING TAXES

SECTION 4.1 SUCCESSORS AND BINDING EFFECT.

           (i) The Company shall require any Successor to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any Successor to the Company, but shall not otherwise be assignable, transferable or delegable by the Company.

           (ii) The rights under the Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

           (iii) The rights under the Plan are personal in nature and neither the Company nor any Participant shall, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this section. Without limiting the generality of the foregoing, a Participant's right to receive payments hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by his or her will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

           (iv) Except as provided in Section 3.7, the obligation of the Company to make payments hereunder shall represent an unsecured obligation of the Company.

           (v) The Corporation and each Participant recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Corporation and each Participant hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations under the Plan.

SECTION 4.2 WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

                 ARTICLE V. DURATION, AMENDMENT AND TERMINATION

SECTION 5.1 DURATION. If a Change in Control has not occurred, the Plan shall expire on the Expiration Date, unless extended for an additional period or periods by resolution adopted by the Board in its discretion at any time during the term of the Plan.

SECTION 5.2 AMENDMENT. The Corporation reserves the right, at any time prior to the occurrence of a Change in Control, to amend, modify, change or terminate this Plan or any award hereunder at any time. However, no amendment, modification, change or termination adopted before the beginning of the Retention Period will be effective to the extent that it reduces or adversely affects any Participant's rights or benefits under this program unless (and only to the extent) that the affected Participant, after full disclosure of the effect of the amendment, agrees to that amendment in writing. Also, the Plan will automatically terminate on the Expiration Date or, if later, after all Plan payments have been made.

                     ARTICLE VI. ADMINISTRATION OF THE PLAN

SECTION 6.1 IN GENERAL. The Plan shall be administered by the Corporation, which shall be named fiduciary under the Plan. The Corporation shall have the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in the language of the Plan), to determine the rights and status under the Plan of Participants or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the forgoing, the Corporation is hereby granted the authority (i) to determine whether a particular employee is a "Participant" under the Plan and (ii) to determine whether a particular Participant is eligible to receive any payment under this Plan.

SECTION 6.2 DELEGATION OF DUTIES. The Corporation may delegate any of its duties to the Committee, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of any amount under this Plan.

SECTION 6.3 REGULATIONS. The Corporation shall promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan.

SECTION 6.4  ARBITRATION

(i) Unless stated otherwise in this Plan, the parties agree that arbitration is the sole and exclusive remedy for each of them to resolve and redress any dispute, claim or controversy involving the interpretation of this Plan, including any claims for any tort, breach of contract, violation of public policy or discrimination, whether such claim arises under federal or state law.

(ii) The parties intend that any arbitration award will be final and binding on them and that a judgment on the award may be entered in any court of competent jurisdiction, and enforcement may be had according to the terms of that award. This section will survive the termination or expiration of this Plan.

(iii) Arbitration will be held in Stark County, Ohio, and will be conducted by a qualified arbitrator. The arbitrator will be mutually agreed upon by the parties and the arbitration will be conducted in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association or, if within 60 days of the initiation of any matter under this section the parties are unable to mutually agree upon an arbitrator, (a) the Company will ask the American Arbitration Association to appoint an arbitrator and (b) both parties agree to accept that appointment. The parties will have the right to conduct discovery pursuant to the Federal Rules of Civil Procedure; provided, however, that the arbitrator will have the authority to establish an expedited discovery schedule and to cutoff and to resolve any discovery disputes. The arbitrator will have no jurisdiction or authority to change any provision of this Plan by alterations of, additions to or subtractions from the terms of this Plan. The arbitrator's sole authority will be to interpret or apply any provision(s) of this Plan or any public law alleged to have been violated.

(iv) Any claim or controversy not sought to be submitted to arbitration, in writing, within one year of the date the party asserting the claim knew, or through reasonable diligence should have known, of the facts giving rise to that party's claim, will be deemed waived and the party asserting the claim will have no further right to seek arbitration or recovery with respect to that claim or controversy. Both parties agree to comply strictly with the time limitation specified in this section. For purposes of this section, a claim or controversy is sought to be submitted to arbitration on the date the complaining party gives written notice to the other that (i) an issue has arisen or is likely to arise that, unless resolved otherwise, may be resolved through arbitration under this section and (ii) unless the issue is resolved otherwise, the complaining party intends to submit the matter to arbitration under the terms of this section.

(v) The Company will bear the arbitrator's fee unless the arbitrator, acting under Federal Rule of Civil Procedure 54(b) and based on all the facts and circumstances, imposes some or all of these fees on the Participant. Each party will be responsible for its own attorney's fees.

(vi) The parties acknowledge that, because arbitration is the exclusive remedy for resolving issues arising under this Plan, neither party may resort to any federal, state or local court or administrative agency concerning breaches of this Plan or any other matter subject to arbitration under this section, except as otherwise provided in this Plan, and that the decision of the arbitrator will be a complete defense to any suit, action or proceeding instituted in any federal, state or local court before any administrative agency with respect to any arbitrable claim or controversy.

(vii) The Participant and the Company each waive the right to have a claim or dispute with one another decided in a judicial forum or by a jury, except as otherwise provided in this Plan.

SECTION 6.5 REVOCABILITY OF ACTION. Any action taken by the Corporation with respect to the rights or benefits under the Plan of any employee which also is inconsistent with the terms of the Plan shall be revocable by the Corporation as to payments or distributions not yet made to such person, and acceptance of payments under this Plan constitutes acceptance of and agreement to the Corporation making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him or her.

SECTION 6.6 EXECUTION OF RECEIPT. Upon receipt of payments under this Plan, the Corporation reserves the right to require any Participant to execute a receipt evidencing the amount and payment of such payment.

SECTION 6.7 RELEASE. As a condition to participating in this Plan, each Participant must sign an acknowledgement in the form attached to this Agreement.

                           ARTICLE VII. MISCELLANEOUS

SECTION 7.1 NO RIGHT TO EMPLOYMENT. Nothing expressed or implied in the Plan shall create any right or duty on the part of the Company or the Change Entity or the Participant to have the Participant remain in the employment of the Company or the Change Entity at any time prior to a Change in Control. Any termination of employment of the Participant or the removal of the Participant from the office or position in the Company prior to a Change in Control but following the commencement of any discussion with any third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Participant after a Change in Control for purposes of the Plan.

SECTION 7.2 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

SECTION 7.3 VALIDITY. If any provisions of the Plan or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of the Plan and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

SECTION 7.4 CAPTIONS. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and shall not be considered in any construction hereof.

SECTION 7.5 OTHER PLANS. Payments provided under this Plan are intended to be in addition to any payments due to any Participant under any other program maintained by the Company or the Change Entity and is specifically intended not to reduce or be applied to reduce benefits otherwise due under any program maintained by the Company or the Change Entity, including any change in control agreements or other severance programs.

IN WITNESS WHEREOF, Belden & Blake Corporation has caused the Plan to be executed as of the 12th day of February, 2004.

   ATTEST:                            BELDEN & BLAKE CORPORATION

   /s/ Duane D. Clark                 By: /s/ John L. Schwager
   ---------------------------            ------------------------------
   Secretary                              John L. Schwager

                                      Title: President & Chief Executive Officer

EXHIBIT 3.2

EXAMPLE CALCULATIONS OF THE BONUS POOL AMOUNT

Change Proceeds                          $ 40,000,000    $ 75,000,000    $110,000,000    $225,000,000
Less Transaction Costs                     10,000,000      10,000,000      10,000,000      10,000,000
Change Proceeds less Transaction Costs     30,000,000      65,000,000     100,000,000     215,000,000
Exclude amounts over $200,000,000                   0               0               0      15,000,000
Change Proceeds less Transaction Costs     30,000,000      65,000,000     100,000,000     200,000,000
Less the threshold amount                  25,000,000      50,000,000      80,000,000      80,000,000
Excess amount                               5,000,000      15,000,000      20,000,000     120,000,000
Percentage on excess amount                         2%              3%              4%              4%
                                              100,000         450,000         800,000       4,800,000
Plus amount below threshold                         0         500,000       1,400,000       1,400,000
Bonus Pool                               $    100,000    $    950,000    $  2,200,000    $  6,200,000